                                                                    EXHIBIT 99.2

PSYCHIATRIC SOLUTIONS, INC.
PSI


CONTACT:
Joey A. Jacobs
President and Chief Executive Officer
Psychiatric Solutions, Inc.
(615) 312-5700


          PSYCHIATRIC SOLUTIONS, INC. PROVIDES GUIDANCE FOR ANTICIPATED
                    2002 AND 2003 EARNINGS PER DILUTED SHARE
                         -----------------------------
                  NAMES JACK E. POLSON CHIEF ACCOUNTING OFFICER

FRANKLIN, Tenn. (August 6, 2002) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced preliminary guidance for the expected pro forma financial performance for the fiscal years ending December 31, 2002 and 2003.

         This pro forma guidance is based on the assumption that the merger of PSI and PMR Corporation, which was completed yesterday, and the recent acquisition by PSI of Riveredge Hospital were effective January 1, 2002. PSI's pro forma earnings per diluted share for 2002 are estimated to be within a range of $0.40 to $0.48, assuming no additional acquisitions, and growth in earnings per diluted share for 2003 is expected to be in excess of 15%, also assuming no additional acquisitions. The Company has approximately 8.8 million shares of common stock outstanding.

         Joey Jacobs, president and chief executive officer of PSI, remarked, "We believe it is appropriate at this time to provide our initial earnings guidance so that the investment community can begin to benchmark the key financial indicators for the post-merger company. Our guidance for 2002 and 2003 is based on our strategy of generating internal growth by enhancing the revenue and profit of our existing operations through introducing new programs, implementing enhanced marketing, and attracting additional physicians to our psychiatric facilities. Although this earnings guidance specifically excludes any benefit from additional acquisitions, we will continue to pursue a focused external growth strategy designed to expand



                                     -MORE-
our ownership of psychiatric hospitals via acquisition. Through this strategy, PSI has completed the acquisition of five psychiatric hospitals with an aggregate of 710 beds during the past 10 months, and we expect it to be the primary vehicle through which we achieve our long-term goal of becoming the leading provider of in-patient psychiatric services. We also expect to selectively grow our psychiatric unit management business through new contracts with general acute care hospitals."

         PSI also today announced the promotion of Jack E. Polson to the position of chief accounting officer from his previous position as controller. Mr. Polson has been with PSI for more than five years, having spent the previous five years in various financial capacities with HCA Inc.

         The statements contained in this press release that are not related to historical facts or events are forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties, including the risk that earnings estimates may not be realized, the ability to successfully integrate the two companies and the other risks and uncertainties described in the Company's Form S-4/A registration statement filed on July 11, 2002. Forward-looking statements reflect PSI's current views with respect to future events. Actual results may vary materially and adversely from those anticipated, believed estimated, or otherwise indicated. Reference is made to the cautionary statements contained in the Company's Form S-4/A registration statement filed with the Securities and Exchange Commission on July 11, 2002. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient hospitals and its management of psychiatric units within general acute care hospitals owned by others. PSI currently owns and operates five freestanding hospitals and manages 46 psychiatric units.

                                      -END-